UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: October 30, 2019

(Date of earliest event reported)

SHARING SERVICES GLOBAL CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	000-55997	30-0869786
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

1700 Coit Road, Suite 100, Plano, Texas 75075

(Address of principal executive offices)

(469) 304-9400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.02. Termination of a Material Definitive Agreement

On October 30, 2019, Sharing Services Global Corporation (the “Company”) paid in full its borrowings pursuant to a convertible promissory note executed by and between the Company and RB Capital Partners, Inc. on February 8, 2018 in the principal amount of $250,000, plus accrued but unpaid interest of $51,945.21. Prior to the payoff, the note was convertible, at the option of the holder, into 25,000,000 shares of the Company’s common stock subject to a 4.99% cap on the aggregate holdings of the note holder. As a result of this payment, the stock ledgers of the Company will be adjusted to reflect the elimination of the potential conversion of this Note amount into shares of common stock of the Company.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHARING SERVICES GLOBAL CORPORATION

November 5, 2019	By:	/s/ John Thatch
	Name:	John Thatch
	Title:	President, Chief Executive Officer and Director

3